Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Enterprises Development Corporation, Inc.
Carrollton, Texas

We hereby consent to the inclusion in this Registration Statement on Form SB-2, of our report dated March 22, 2007, of American Enterprises Development Corporation, Inc., relating to the consolidated financial statements as of December 31, 2006 and for the period from inception to December 31, 2006, and to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ James B. McElravy, CPA, P.C.
Houston, Texas
August 13, 2007